EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of Shire plc and the effectiveness of Shire plc’s internal control over financial reporting dated February 22, 2017, appearing in the Annual Report on Form 10-K of Shire plc for the year ended December 31, 2016.

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom

December 13, 2017